Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the inclusion in this Registration Statement of AutoGenomics, Inc. on Form S-1 of our report dated August 8, 2014, with respect to our audits of the financial statements of AutoGenomics, Inc. as of December 31, 2012 and 2013 and for the years then ended, which report appears in this Registration Statement.
We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Marcum LLP
Irvine, California
October 7, 2014